Exhibit 10.1

[****] Certain information in this exhibit has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Separation and Release Agreement

This Separation and Release Agreement (this “Agreement”) is made and entered into, effective as of the Effective Date specified herein, by and between Riot Blockchain, Inc., a Nevada corporation (together with its affiliates, the “Company”), and Megan M. Brooks-Anderson (“Executive”).

Background

Executive currently serves as the Company’s Chief Operating Officer pursuant to the executive employment agreement between the Company and Executive, dated effective as of April 6, 2021, as amended, effective November 5, 2021, by the first amendment thereto (the “Employment Agreement”). In connection with the parties’ entry into the Employment Agreement, the parties entered into that certain Confidentiality and Non-Competition Agreement, dated effective as of April 6, 2021 (the “CNCA”) to provide protection for the Company’s Confidential Information (as defined in the CNCA) to which Executive may have gained access throughout the course of her employment with the Company. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement or the CNCA, as appropriate. Following discussions regarding the non-renewal of the Employment Term upon the expiration of its Initial Term, Executive and the Company now wish to enter into this Agreement to evidence the terms and conditions of the cessation of Executive’s employment with the Company.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.        Separation. Subject to this Agreement becoming effective and binding upon the parties hereto, Executive and the Company hereby acknowledge and mutually agree that the Employment Term shall not be renewed and shall expire upon the expiration of the Initial Term effective as of April 7, 2022 (the “Separation Date”); and that, immediately and without further action as of the Separation Date, Executive shall cease to be the Company’s Chief Operating Officer and be deemed to have resigned from all positions, titles, duties, authorities, and responsibilities at or with the Company, and Executive’s employment with the Company shall end. In connection with and following the Separation Date, Executive and the Company shall execute all additional documents and takes such further steps as are reasonably required to effectuate Executive’s resignation and the cessation of Executive’s employment with the Company consistent with the terms of this Agreement.

2.         Transition and Consulting Services; Continuing Cooperation.

(A)     Transition Services. To help facilitate a smooth transition following the cessation of Executive’s employment with the Company, Executive shall, for the period commencing on the Separation Date and ending as of July 7, 2022, unless earlier terminated as provided herein (the “Transition Period”), assist the Company on an as needed basis in a non-employee consultant capacity with respect to certain transition matters and perform such related duties as may reasonably be requested of Executive by the Company (the “Transition Services”), provided this Agreement becomes effective and binding upon the parties hereto in accordance with Section 10 hereof. Executive and the Company will each use good faith best efforts to reconcile and accommodate any scheduling conflicts with respect to the performance of the Transition Services, and Executive agrees to provide full and complete disclosure in response to any inquiry in connection with any such matters.

1

(B)     Compensation for Transition Services. Subject to this Agreement becoming binding and enforceable upon the parties hereto in accordance with Section 10 hereof, the Company shall pay to Executive the following amounts in consideration of Executive’s performance of the Transition Services in a non-employee independent consultant capacity throughout the Transition Period: (i) the aggregate sum of $81,250.00, payable in equal semi-monthly installments over three months following the Separation Date in accordance with the Company’s regular compensation practices (the “Transition Services Cash Consideration”); and (ii) 75,000 restricted stock units (“RSUs”) convertible upon vesting into an equal number of shares of the Company’s Common Stock, to be awarded as of April 7, 2022 to Executive under the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended, (the “2019 Equity Plan”), which shall vest in three equal monthly installments as of May 7, 2022, June 7, 2022, and July 7, 2022 (the “Transition Services Equity Award” and, together with the Transition Services Cash Consideration, the “Transition Services Fee”). Executive understands and acknowledges that she shall be solely responsible for reporting and for properly paying any income taxes required by law in connection with the Transition Services Fee provided under this Agreement, and Executive agrees to pay such income tax liability when and where due upon final assessment by the applicable taxing authority. Executive agrees to defend, indemnify, and hold the Company harmless from and against any and all actual and threatened claims, liabilities, assessments, and penalties associated with her failure to properly report as income and/or pay any required taxes associated with this Agreement, including with respect to the Transition Services Fee.

(C)    Continuing Cooperation. Both during and after the Transition Period Executive shall reasonably cooperate with the Company with respect to any claim, arbitral hearing, lawsuit, action, or governmental or internal investigation, and/or litigation matters pertaining to the Company’s business (including that of its subsidiaries) prior to the Separation Date, including without limitation, by: (A) responding reasonably promptly to requests for information and documents in Executive’s possession concerning matters pertinent to any such matter; (B) making herself reasonably available as a witness and testifying truthfully at trial, depositions, hearings, or other proceedings, as well as being reasonably available for adequate preparation for such testimony; and (C) participating at reasonable times in interviews and meetings pertaining to such matters. Unless prohibited by applicable law or any rule of any applicable regulatory authority, Executive further agrees to promptly notify the Company of any request made to Executive for information or assistance with respect to such matters, and to provide the Company with a copy of such request, if in writing, and an advance draft of Executive’s response thereto.

3.          Accrued Obligations. Regardless of whether this Agreement becomes effective, the Company will make the following payments to Executive in full satisfaction of all amounts due to Executive that have accrued as of the Separation Date, in each case less such amounts as required to be withheld in satisfaction of all tax withholding obligations applicable to such payments: (A) all Base Salary earned but unpaid as of the Separation Date; (B) $12,500.00 in respect of the ten days of paid time off earned and unused by Executive prior to the Separation Date; and, subject to the Company’s final approval of the final reimbursable business expense request submitted by Executive on or before the Separation Date in accordance with the Company’s employee business expense policy; and (C) a final business expense reimbursement payment for such outstanding reimbursable business expenses accrued and unpaid as of the Separation Date (collectively, the “Accrued Obligations”). Payment of such Accrued Obligations shall be made as of the end of the first regular payroll period following the Separation Date.

4.         Separation Benefits. Provided this Agreement becomes binding and enforceable upon the parties hereto in accordance with Section 10 hereof, the Company shall provide the following separation benefits (collectively, the “Separation Benefits”) to Executive, subject to the terms and conditions of this Agreement and Executive’s compliance therewith:

2

(A)     Cash Severance. $406,250.00, less applicable tax withholdings (the “Severance Amount”), to be paid in approximately equal semi-monthly installments over fifteen months commencing with the first monthly payment for July 2022, in accordance with the Company’s customary compensation practices.

(B)      Bonus Accrual Payment. $86,370.00, less applicable tax withholdings, representing the gross annual Incentive Bonus amount for fiscal year 2022 accrued through the Separation Date, based on 100% achievement of the performance objectives established for Executive (the “Bonus Accrual Payment”), to be paid as a single lump-sum payment as of April 7, 2022 in accordance with the Company’s customary compensation practices.

(C)     Continued RSU Vesting. 6,000 time-based RSUs, representing the remaining unvested balance of the RSUs awarded to Executive under the 2019 Equity Plan pursuant to the RSU award agreements between the Company and Executive dated as of April 7, 2021 and November 5, 2021 (the “RSU Award Agreements”), shall continue to vest, through the end of the Transition Period as follows: (i) 1,500 RSUs as of April 1, 2022; (ii) 1,500 as of April 6, 2022; (iii) 1,500 as of June 30, 2022; and (iv) the remaining 1,500 RSUs, which were scheduled to vest as of September 28, 2022 pursuant to the November 5, 2021 RSU Award Agreement, shall be accelerated to vest as of the end of the Transition Period on July 7, 2022. Vested RSUs shall be settled in accordance with the 2019 Equity Plan and the RSU Award Agreements.

(D)     Continued PSU Vesting. The performance-based restricted stock units (“PSUs”) awarded to Executive under the 2019 Equity Plan pursuant to the PSU award agreement between Executive and the Company dated as of August 12, 2021 (the “PSU Award Agreement” and, together with the RSU Award Agreements, the “Equity Award Agreements”) shall continue to vest, through the end of the second fiscal quarter ended June 30, 2022 (the “Final Determination Date”) contingent upon the Company’s achievement of the Performance Objectives in accordance with the PSU Award Agreement; provided, however, certification of such Performance Objectives as of the Final Determination by the Compensation and Human Resources Committee (the “Committee”) may occur after closing of the Final Determination Date. For the avoidance of doubt, the Parties acknowledge and agree that the PSU infrastructure target unit rewards are assessed quarterly for achievements and the PSU financial targets rewards are only assessed annually. Executive further acknowledges and agrees that any PSUs which are not certified by the Committee for the Executive as of the Final Determination Date, which certification may occur after the Final Determination Date and on the same milestone achievements as all eligible persons, shall be automatically forfeited without compensation therefor. Executive further acknowledges and agrees that the RSUs and PSUs awarded under the Equity Award Agreements are all of the equity awards granted to Executive by the Company as of the Separation Date, and that, except with respect to the Transition Services Fee, the RSUs covered by Section 4(C) and the PSUs covered by this Section 4(D), Executive has no right to receive any equity from the Company.

(E)      Medical and Dental Coverage Continuation. Regardless of whether this Agreement becomes binding and enforceable upon the parties hereto, Executive’s health insurance coverage under the Company’s group plan shall remain in effect through April 30, 2022. If Executive elects to continue health insurance coverage under the Company’s group plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, as amended, (“COBRA”) the Company shall reimburse Executive for her COBRA premium for such continuation coverage through the earlier of: (i) eighteen months following the Separation Date; or (ii) the first day upon which Executive becomes eligible for health insurance coverage through a subsequent employer or otherwise becomes eligible for full alternate coverage. For the avoidance of doubt, Executive acknowledges and agrees that the Company’s agreement to reimburse Executive for her COBRA premiums as set forth herein is a Separation Benefit that is contingent upon this Agreement becoming binding and enforceable upon the parties hereto; provided, however, Executive’s right to elect COBRA continuation coverage is not contingent upon this Agreement becoming binding and enforceable, which right shall commence in accordance with applicable law.

3

Executive acknowledges that, except with respect to the Accrued Obligations specified under Section 3, the payments, issuances, and benefits specified under this Agreement shall not be due or payable unless and until this Agreement becomes enforceable and binding upon the parties hereto in accordance with Section 10 hereof; include valuable consideration to Executive for her agreement to the terms of this Agreement, including the modification and amendment of the terms of the CNCA by Section 6 hereof; and are subject to forfeiture. Executive hereby further acknowledges and agrees that except as expressly set forth in this Agreement, Executive is not entitled to, nor shall she receive, any other payment or benefit in connection with her employment, separation from employment, or any other agreement with the Company.

5.           General Release and Waiver; Affirmation Upon Separation. As of the Effective Date of this Agreement, Executive, for herself and her heirs, successors, assigns, attorneys and representatives, and expressly conditioned on the Company complying with its material obligations under this Agreement, hereby knowingly, willingly, and voluntarily without coercion releases, remises and acquits the Company, and its officers, directors, shareholders, members, partners, agents, executives, consultants, independent contractors, attorneys, advisers, successors, and assigns (collectively, the “Company Released Parties”), jointly and severally, from any and all claims, known or unknown, which Executive or Executive’s heirs, successors, assigns, attorneys and/or representatives have or may have against any of the Company Released Parties arising on or prior to the Effective Date, and from any and all liability which any of the Company Released Parties may have to Executive related to such claims, demands, causes of action, obligations, damages, or liabilities arising from any and all bases, however denominated, including but not limited to: the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act; the Fair Labor Standards Act of 1938, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993, as amended; Title VII of the United States Civil Rights Act of 1964, as amended; 42 U.S.C. §§ 1981 and 1983; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Colorado Anti-Discrimination Act; the Colorado Lawful Off-Duty Activities statute; the Colorado Wage Equality Regardless of Sex Act; the Texas Commission on Human Rights Act; the Texas Labor Code; any other federal, state or local law; and any claims under any contract, including the Employment Agreement and/or any equity award agreements between the Company and Executive, including the Equity Award Agreements (collectively, the “Released Claims”). This release includes, without limiting the generality of the foregoing: (A) any claims arising from Executive’s employment relationship with the Company or as a result of the termination of such relationship; and (B) any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, attorneys’ fees, or punitive damages. Executive further agrees that Executive will not file or permit to be filed on Executive’s behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release shall not apply to any non-waivable charges or claims brought before any governmental agency. With respect to any such non-waivable charges or claims, however, Executive agrees to waive her right (if any) to any monetary or other recovery (including but not limited to reinstatement) should any governmental agency or other third party pursue any claims on her behalf, either individually or as part of any class or collective action. In addition, this release is not intended to interfere with any claims or rights that cannot be waived or released under applicable law. This release shall not apply to: (X) any obligation of the Company pursuant to this Agreement; and (Y) Executive’s indemnification rights under the Company’s articles of incorporation, as amended, and bylaws, as amended, or under Nevada Revised Statutes §§78.7502 and 78.751 with respect to Executive’s employment with the Company. Provided the Company has complied with all of its material obligations under this Agreement, Executive shall reaffirm her release of the Released Claims set forth herein as of the Separation Date by her signature in the space provided on the signature page hereto.

4

6.            Confidentiality; Intellectual Property; Non-Disparagement; Property.

(A)     Survival of CNCA. Executive and the Company hereby acknowledge and agree that, in consideration of the payment of the Severance Amount, representing eighteen months’ Base Salary, and the provision of the other post-employment benefits other than the Accrued Obligations provided hereunder, the CNCA is hereby amended, effective as of the Effective Date, by replacing the references to “12 months” in Sections 3, 7, 8 and 9 thereof with “18 months” such that the covenants, representations, warranties, agreements, responsibilities, and rights of the parties thereto shall extend for a period of eighteen months after the Separation Date (i.e., through October 2023). Executive hereby acknowledges and agrees that the foregoing amendment of the CNCA forms a material inducement to the Company, without which the Company would not enter into this Agreement, that the Company’s obligations to pay the amounts and to provide the benefits, other than the Accrued Obligations specified in Section 3 hereof, conferred under this Agreement are contingent on Executive’s performance of Executive’s obligations hereunder, and that Executive’s failure to comply with the requirements hereof and thereof shall constitute a material breach of this Agreement. Executive and the Company hereby acknowledge and agree that, except as amended by the foregoing sentences, the terms and conditions of the CNCA as set forth therein remain unchanged and in full force and effect. For the avoidance of doubt, Executive and the Company hereby ratify and affirm the CNCA, as amended by this Section 6, and Executive agrees to abide by its terms.

(B)    Mutual Non-Disparagement. Executive shall not make any statements (in any format, including social media) to any customers, members, officers, agents, employees, competitors, regulators, or suppliers of the Company or any of its affiliates or to other members of the public that are in any way disparaging towards the Company or any of its affiliates or its or their products, services, officers, employees, customers, or members. Likewise, the Company agrees it will not permit, authorize or direct senior management officials to make any disparaging statements (in any format, including social media) to any customers, members, officers, agents, employees, or other members of the public that are in any way disparaging Executive. Nothing in this Section 6(B) shall prohibit: (i) the Company from filing disclosures with the Securities and Exchange Commission or any other governmental authority, as required by applicable law; (ii) any internal discussions of Executive or the Company, including with her or its representatives; or (iii) either party from giving truthful testimony, or truthfully responding to a valid subpoena, or communicating with government or regulatory entities.

(C)      Return of Property. Regardless of whether or not this Agreement becomes effective, within five Business Days of the Separation Date, Executive shall return to the Company all property in Executive’s possession, custody or control which was obtained from the Company or from any of its current, former, or prospective customers, vendors, merger or acquisition candidates, directors, executives, employees, contractors, or consultants throughout the course of Executive’s employment with the Company, including, without limitation, the following: (i) originals and all copies of any documents, files, data or information (returned unaltered and unencrypted) of or relating to the Company in any tangible, electronic, or other form; (ii) access cards, credit cards, accounts, passwords, and file-access methods or protocols; (iii) notebooks, computers, laptops, cell phones, tablets, and any other mobile computing devices (collectively, “Company Property”). Upon the Company’s request, Executive shall promptly return any Company Property at any time prior to the Separation Date. The Company, in its sole discretion, may delay any payment otherwise due to Executive under this Agreement until Executive has complied with this Section 6(C); and, notwithstanding such delay, Executive shall remain bound by Executive’s obligations in this Agreement.

7.            No Admission of Liability. Executive and the Company each acknowledge and agree that this Agreement does not constitute an admission of liability or wrongdoing of any kind by the Company or Executive, and that the parties’ entry into this Agreement is solely in consideration of the covenants, promises, and agreements between them set forth herein.

5

8.          Knowing and Voluntary Waiver. Executive is entering into this Agreement knowingly and voluntarily. Executive has been represented by counsel of her choosing throughout the negotiations associated with this Agreement, and she is advised by the Company to consult an attorney before signing this Agreement. Executive acknowledges that she has been given at least twenty-one days from the date she receives this Agreement to consider whether to sign it. If Executive signs this Agreement before the end of the twenty-one-day review period, it is because she freely chose to do so after carefully considering and understanding the terms. In addition, Executive shall have seven days from the date she signs this Agreement to revoke the Agreement, upon which revocation: (A) this Agreement shall become null and void; (B) the Transition Services Fee set forth in Section 2 hereof, which are to be provided as consideration for the Transition Services shall be forfeit; (C) the Separation Benefits set forth in Section 4 hereof, which are to be provided as consideration for this Agreement, will not be provided; and (D) Executive shall return to the Company or otherwise reimburse the Company for the cost of any Separation Benefits or other amounts advanced to Executive under this Agreement by the Company prior to the date of such revocation immediately upon demand by the Company.

9.            General Provisions.

(A)     Affiliates. As used in this Agreement, “affiliates” shall mean all companies, corporations, and entities under common control with a party including, without limitation with respect to the Company, its subsidiaries, Whinstone US, Inc., a Delaware corporation, Whinstone Security, LLC, a Texas limited liability company, ESS Metron Holdings, Inc., a Delaware corporation, and ESS Metron, LLC, a Colorado limited liability company, and their parents, subsidiaries and affiliates, and their respective successors and assigns.

(B)       Heirs and Assigns. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators, and other legal representatives. The Company may assign this Agreement. Executive may not assign this Agreement.

(C)      Public Disclosure. Executive and the Company hereby acknowledge and agree that this Agreement and its terms may be publicly disclosed by the Company with the Securities Exchange Commission (the “SEC”) as part of the Company’s public company disclosure requirements under applicable securities laws. The parties agree that the Company shall file a Form 8-K with the SEC with respect to Executive’s separation from service that will include the excerpted sections related to my termination of employment substantially in the form attached as Exhibit “A” hereto.

(D)     Withholding. Executive hereby acknowledges and agrees that: (i) all amounts payable with respect to this Agreement are subject to all applicable federal, state, and local taxes and other withholdings due and/or required with respect to the payment of such amounts; (ii) the Company shall withhold from all amounts payable under this Agreement such federal, state, and local taxes or other withholdings as may be required to be withheld therefrom pursuant to any applicable law or regulation, and to pay such withheld amounts over to the relevant taxing authority, as required by applicable law or regulation; and (iii) the Company shall report the payment of all such payments to the relevant taxing authority, as required by applicable law or regulation.

6

(E)      Code Section 409A. The intent of the parties is that payments and benefits conferred to Executive under this Agreement comply with, or are otherwise exempt from, the requirements of Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be limited, construed, and interpreted in accordance with the requirements of or applicable exemption from Code Section 409A. It is intended that each installment, if any, of the payments and benefits provided hereunder shall be treated as a separate “payment” for purposes of Code Section 409A. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Code Section 409A. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A to the extent that such reimbursements or in-kind benefits are subject to Code Section 409A. All expenses or other reimbursements paid pursuant herewith that are taxable income to Executive shall in no event be paid later than the end of the “short-term deferral” period specified under Code Section 409A with respect to the expense giving rise to such reimbursement or payment. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; provided, that, the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect, and such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred. Notwithstanding anything to the contrary set forth herein, Executive hereby acknowledges and agrees that, if Executive is a “specified employee” (within the meaning of Code Section 409A) as of the date a qualifying “separation from service” (within the meaning of Code Section 409A) occurs, then, to the extent making or providing such payment or benefit upon or in connection with Executive’s “separation from service” would result in additional taxes, penalties, or interest under Code Section 409A, any payment constituting “deferred compensation” (within the meaning of Code Section 409A) that is or becomes due upon or as a result of Executive’s “separation from service” shall not be made or provided until the earlier of: (i) the expiration of the six-month period commencing on the date such “separation from service” occurs; and (ii) the date of Executive’s death (the “Delay Period”). Executive hereby acknowledges and agrees that payment of any amounts deferred pursuant to this Section 9(E) shall be tolled for the duration of the Delay Period and paid or reimbursed following its expiration, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Executive hereby acknowledges and agrees that this Agreement shall hereby be deemed amended to comply with, or otherwise be exempt from the application of, Code Section 409A, in accordance with this Section 9(E).

(F)       Notices. All notices or other communications required or permitted under this Agreement shall be delivered to the intended party at the address set forth on the following page, as the same may be amended by a party from time to time providing an amended address for notices to the other party in a notice complying with this Section 9(F):

if to the Company:

Riot Blockchain, Inc.,

3855 Ambrosia St., Ste. 301

Castle Rock, CO 80109

Attn: [****]

E-Mail: [****]

if to Executive:

Megan M. Brooks-Anderson

[****]

[****]

E-Mail: [****]

7

with a copy (via E-Mail only) to:

[****]

Attention: [****]

E-Mail: [****]

Notices and other communications required or permitted under this Agreement shall only be deemed received by the intended party if such notices are in writing (including in electronic mail (E-Mail) format) and delivered to the intended party at the indicated address for notices by one of the following methods of delivery: (i) hand-delivery; (ii) registered or certified mail, postage prepaid, return receipt requested; (iii) next-day air or overnight courier service; (iv) or E-Mail, with confirmation of receipt. If sent to intended party at the indicated address for notices, notice shall be deemed given to and received by the intended party upon the earlier of: (i) the date it is given by hand-delivery; (ii) three Business Days after it is sent via registered or certified mail, postage prepaid, return receipt requested; (iii) two Business Days after it is sent by next-day air or overnight courier service; or (iv) on the Business Day it is sent via E-Mail, with confirmation of receipt.

(G)     Costs. The Company shall reimburse or pay for Executive’s documented reasonable attorney’s fees incurred in connection with the negotiation of this Agreement.

(H)      Interpretation. Executive and the Company hereby mutually agree that this Agreement supplements and amends the terms of the Employment Agreement, the CNCA, and the Equity Award Agreements, effective as of the Effective Date, and that the terms of this Agreement control such that any discrepancy, disagreement, or ambiguity between the terms of the Employment Agreement and this Agreement, or between the CNCA and this Agreement, shall be resolved in favor of the terms of this Agreement.

(I)         Integration; Amendment; Waivers; and Severability. This Agreement constitutes the final and complete understanding and agreement between the Company and Executive regarding the issues addressed in this Agreement and, except with respect to Executive’s obligations under the CNCA and the Equity Award Agreements, each, as amended by this Agreement, all prior agreements between the parties hereto are hereinafter superseded and replaced in their entirety by this Agreement. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or Executive to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. The parties hereto intend that the validity and enforceability of any provision of this Agreement shall not affect or render invalid any other provision of this Agreement.

(J)         Choice of Law; Venue; Waiver of Jury Trial. This Agreement will be governed by and interpreted in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state. The Parties hereby agree that any action arising out of this Agreement will be brought solely in any state or federal court located in Denver, Colorado. Both Parties hereby submit to the exclusive jurisdiction and venue of any such court. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF LAW AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREUNDER.

8

(K)      Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts including by electronic transmission, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

10.        Effectiveness and Revocation. This Agreement will become effective, enforceable, and irrevocable on the eighth day after the date on which it is executed by Executive (the “Effective Date”). During the seven-day period prior to the Effective Date, Executive may revoke Executive’s agreement to accept the terms hereof by delivering written notice of Executive’s revocation hereof to the Company; notwithstanding Section 9(F) hereof, any revocation shall be made by email, and shall be deemed delivered as of the date of the email, sent to the Company at: [****].

[Remainder of Page Intentionally Blank - Signature Page Follows]

9

IN WITNESS WHEREOF, Riot has caused this Agreement to be signed by its duly authorized representative and Executive has signed this Agreement, each intending to be bound by this Agreement effective as of the Effective Date specified in Section 10 hereof.

COMPANY Riot Blockchain, Inc. By: /s/ Jason Les Name: Jason Les Title: Chief Executive Officer Dated: March 21, 2022

EXECUTIVE

/s/ Megan M. Brooks-Anderson

Megan M. Brooks-Anderson

Dated: March 20, 2022

AFFIRMATION OF RELEASE

I, the undersigned individual, hereby acknowledge and reaffirm my release of the Released Claims set forth in Section 5 of this Agreement, effective as of the date of my signature set forth below:

EXECUTIVE

Megan M. Brooks-Anderson

Dated:

[Signature Page to Riot-Brooks Separation and Release Agreement]

10